UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 29, 2024

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3475 East Foothill Boulevard, Pasadena, California 91107

(Address of principal executive office, including zip code)

(626) 351-4664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TTEK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 29, 2024, Tetra Tech, Inc. (“Tetra Tech”) held its annual meeting of stockholders for the following purposes:

(1)	To elect seven members to its Board of Directors;

(2)	To vote on an advisory resolution to approve its named executive officers’ compensation;

(3)	To ratify the appointment of PricewaterhouseCoopers LLP as its independent registered public accounting firm for fiscal 2024; and

(4)	To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

The votes cast in connection with such matters were as follows:

Election of Directors:

Name	For	Against	Abstain	Non-Votes
Dan L. Batrack	41,952,308	1,429,335	1,064,637	3,034,023

Gary R. Birkenbeuel	42,835,884	1,576,025	34,371	3,034,023

Prashant Gandhi	43,625,092	786,186	35,002	3,034,023

Joanne M. Maguire	42,956,863	1,456,202	33,215	3,034,023

Christiana Obiaya	43,306,637	1,105,767	33,876	3,034,023

Kimberly E. Ritrievi	43,798,341	613,034	34,905	3,034,023

Kirsten M. Volpi	42,105,304	2,307,713	33,263	3,034,023

Advisory Resolution Regarding Executive Compensation:

For	Against	Abstain	Non-Votes
41,317,469	3,080,258	48,553	3,034,023

Appointment of PricewaterhouseCoopers LLP:

For	Against	Abstain	Non-Votes(1)
44,935,429	2,496,660	48,214	--

(1) This proposal constituted a routine matter. Therefore, brokers were permitted to vote without receipt of instructions from beneficial owners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Tetra Tech has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA TECH, INC.
Date: March 1, 2024
By:	/s/ Dan L. Batrack
Dan L. Batrack
Chairman and Chief Executive Officer

3